Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-112557, 333-71912, 333-59306, 333-55968, 333-45980, 333-45042, 333-37884, 333-96163 and 333-88159) and Form S-3 (Nos. 333-106856, 333-113312 and 333-115389) of Red Hat, Inc. of our report dated May 6, 2004, except for Notes 2 and 3, as to which the date is July 27, 2004, relating to the consolidated financial statements which appears in this Amendment No. 1 to Form 10-K.

/s/    PricewaterhouseCoopers LLP

Raleigh, North Carolina

August 3, 2004